UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  January 14, 2011
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STEELE RESOURCES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-143970	75-3232682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3081 Alhambra Drive, Suite 208 Cameron Park, California	95682
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 672-6225
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STEELE RECORDING CORPORATION
 (Registrant’s former name)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement

On January 14, 2011, Steele Resources Corporation (the “Company”) entered into a Drawdown Equity Financing Agreement (the “DEFA”) and Registration Rights Agreement (“RRA”) with Auctus Private Equity Fund, LLC (“Auctus”) providing for, among other things, the purchase and sale of the Company’s common stock as provided therein.

In connection with the DEFA, the Company has agreed to issue and sell to Auctus, and Auctus has committed to purchase from the Company, up to $10,000,000 of the Company’s common stock (“Shares”), par value $0.001 per share over the course of a thirty-six (36) month period commencing the effective date of the Registration Statement (as defined below).

The maximum amount that the Company shall be entitled to request from each advance ("Advance") shall be equal to, at the Company’s election, either (i) $500,000 or (ii) 200% of the average daily volume of the common stock based on the ten (10) days preceding the Drawdown Notice Date (as defined in the DEFA), whichever amount is larger.  The purchase price of the common stock shall be set at 95% of the average of the lowest closing bid price of the common stock on any two trading days during the pricing period.  The pricing period shall be the five (5) consecutive trading days immediately after the Drawdown Notice Date.

Auctus shall immediately cease selling any Shares pursuant to a Drawdown Notice if the price falls below the Floor Price (as defined in the DEFA).  However, the Company, in its sole and absolute discretion, may waive its right with respect to the Floor Price and allow Auctus to sell shares below the Floor Price. In the event that the Company does not waive its right with respect to the Floor Price, Auctus shall immediately cease selling any shares pursuant to the Drawdown Notice if the price falls below the Floor Price.

Pursuant to the RRA, the Company is obligated to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) covering shares of its common stock within 30 days of signing the RRA and is obligated to use all commercially reasonable efforts to have the Registration Statement declared effective by the SEC within 120 days from the signing date.

In connection with the DEFA, the Company paid Auctus a total of $10,000.

Copies of the DEFA and the RRA are included as Exhibits 10.3 and 10.4 to this Form 8-K and are hereby incorporated by reference.  All references to the DEFA and the RRA to this Form 8-K are qualified, in their entirety, by the text of such exhibits.

Item 5.02  Departure and Appointment of Certain Officers

On January 17, 2011 Pauline Schneider resigned as the Company’s CFO due to personal reasons. Ms. Schneider will remain on the Board of Directors.

On January 18, 2011 David Bridgeford, age 57, joined the Company as its new CFO. Mr. Bridgeford is a senior financial executive with more than 30 years of diverse operations experience, in both public and private companies. He served most recently from January 2008 to May 2010 as the CFO of Jadoo Power Systems, Inc. which is a development stage power supply company focused on hydrogen fuel cells for emergency backup power for both military and commercial customers. From June 2002 to June 2007 Mr. Bridgeford served as CFO for Ample Communications, Inc. which was a fabless semiconductor company operating in the PC and telecommunications data transmission industries. Prior to these positions Mr. Bridgeford held several financial/accounting related positions with several companies beginning in 1977. Mr. Bridgeford holds an Accounting MBA from the University of Puget Sound.

Item 9.01  Financial Statements and Exhibits

(b)           Exhibits

Exhibit Number	Description

10.3	Drawdown Equity Financing Agreement, by and between Steele Resources Corporation and Auctus Private Equity Fund, LLC.

10.4	Registration Rights Agreement by and between Steele Resources Corporation and Auctus Private Equity Fund, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2011	STEELE RESOURCES CORPORATION

By: /s/ A. Scott Dockter
A.Scott Dockter, Chief Executive Officer